As filed with the Securities and Exchange Commission on December 30, 2004

Registration No. 333-[   •   ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation or organization)	64-0659571 (I.R.S. Employer Identification No.)

One Mississippi Plaza
201 South Spring Street
Tupelo, MS 38804
(Address of Principal Executive Offices) (Zip Code)

Premier Bancorp, Inc.
1998 Stock Option Plan
Premier Bancorp, Inc.
1998 Outside Director Stock Option Plan
Business Holding Corporation
Individual Stock Options
(Full title of the plan)

Aubrey B. Patterson
Chairman and Chief Executive Officer
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, MS 38804
(Name and address of agent for service)

(662) 680-2000
(Telephone number, including area code, of agent for service)

With copies to:
E. Marlee Mitchell, Esq.
Waller Lansden Dortch & Davis, PLLC
511 Union Street, Suite 2700
Nashville, Tennessee 37219-1760
(615) 244-6380

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount To Be	Offering Price	Aggregate Offering	Registration
Title Of Securities To Be Registered	Registered (1)	Per Share (2)	Price (2)	Fee
Common Stock of BancorpSouth, Inc., par value $2.50 per share (3)	385,848	$24.17	$9,325,946.16	$1,097.66

(1)	This Registration Statement relates to the registration of securities reserved for issuance under options assumed by the Registrant in connection with negotiated acquisitions.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices per share of the Registrant’s common stock on December 27, 2004, as reported on the New York Stock Exchange.

(3)	Includes attached rights to purchase shares of the Registrant’s common stock under the Registrant’s shareholder rights plan. Prior to the occurrence of certain events, none of which have occurred as of the date of the filing hereof, the rights will not be exercisable or evidenced separately from the Registrant’s common stock.

PART I
PART II
SIGNATURES
EXHIBIT INDEX
EX-5 OPINION OF RILEY, CALDWELL, CORK & ALVIS, P.A
EX-23.1 CONSENT OF KPMG LLP
EX-99.1 1998 STOCK OPTION PLAN
EX-99.2 1998 OUTSIDE DIRECTOR STOCK OPTION PLAN
EX-99.3 FORM OF STOCK OPTION AGREEMENT
EX-99.4 FORM OF STOCK OPTION AGREEMENT

EXPLANATORY NOTE

     Pursuant to an Agreement and Plan of Merger, dated as of September 17, 2004, between the Registrant and Business Holding Corporation (“BHC”), and pursuant to an Agreement and Plan of Merger, dated as of September 17, 2004, between the Registrant and Premier Bancorp, Inc. (“PBI”), each of BHC and PBI will be merged with and into the Registrant effective as of December 31, 2004. All outstanding options to purchase shares of common stock of BHC and PBI granted pursuant to the corresponding stock option plans or agreements prior to the merger will be converted into options to purchase shares of common stock of the Registrant, subject to appropriate adjustments to the number of shares subject to each option and the exercise price thereof. Each such converted option will be otherwise exercisable on substantially the same terms and conditions as were applicable immediately prior to the corresponding merger. This Registration Statement registers the shares of the Registrant’s common stock issuable upon the exercise of such options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and Registrant information) will be sent or given to those individuals who held options issued by BHC or PBI on the date of the mergers with and into the Registrant and who by the terms of the merger agreements will receive, in exchange for their options to acquire shares of BHC or PBI common stock, options to acquire shares of the Registrant’s common stock, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents which have been filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2004;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2004;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2004;

(e)	The description of the Registrant’s common stock contained in the registration statement on Form 8-A dated May 14, 1997;

(f)	The description of the Registrant’s common stock purchase rights contained in the registration statements on Form 8-A and Form 8-A/A dated May 14, 1997 and March 28, 2001;

(g)	The Registrant’s Current Report on Form 8-K, dated October 19, 2004; and

(h)	The Registrant’s Current Reports on Form 8-K, dated September 20, 2004.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.   Indemnification of Directors and Officers.

A.	Restated Articles of Incorporation and Amended and Restated Bylaws.

     BancorpSouth’s restated articles of incorporation provide that it will indemnify, and upon request advance expenses to, any person (or his estate) who was or is a party to, or is threatened to be made a party to, any legal proceeding because he is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any liability incurred in that proceeding (a) to the full extent permitted by Section 79-4-8.51 of the Mississippi Business Corporation Act, and (b) despite the fact that such person did not meet the standard of conduct set forth in Section 79-4-8.51(a) of the Mississippi Business Corporation Act or would be disqualified for indemnification under Section 79-4-8.51(d) of the Mississippi Business Corporation Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Mississippi Business Corporation Act that (i) the person seeking indemnity is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) his acts or omissions did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding must be accompanied by an undertaking to repay the advances if it is ultimately determined that he is not entitled to indemnification and he did not meet the requisite standard of conduct, but it need not be accompanied by an affirmation that the person seeking indemnity believed he has met the standard of conduct. BancorpSouth may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him.

     BancorpSouth’s amended and restated bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any legal proceeding (other than a derivative action for which indemnification is described below) because he is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any expenses or awards actually and reasonably incurred by such person in connection therewith to the fullest extent provided in BancorpSouth’s restated articles of incorporation and by law. BancorpSouth also will indemnify any person who was or is or is threatened to be made a party to any derivative suit with respect to BancorpSouth because that person is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action unless he is found to have breached his duty to BancorpSouth to discharge his duties in good faith and with the care which an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of BancorpSouth, unless, despite such finding of liability, the court determines that he is entitled to indemnity. BancorpSouth’s amended and restated bylaws also provide that BancorpSouth may (i) advance to the person seeking indemnity the expenses incurred in defending a proceeding upon receipt of an undertaking that he will repay amounts advanced unless it ultimately is determined that he is entitled to be indemnified, and (ii) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any liability arising out of his acting as such, whether or not BancorpSouth would have the power to indemnify him against such liability under BancorpSouth’s amended and restated bylaws.

B.	Mississippi Business Corporation Act.

     In addition to the foregoing provisions of BancorpSouth’s restated articles of incorporation and amended and restated bylaws, officers and directors of BancorpSouth and its subsidiaries may be indemnified by BancorpSouth pursuant to Sections 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act.

C.	Insurance.

     BancorpSouth maintains and pays premiums on an insurance policy on behalf of its officers and directors against liability asserted against or incurred by such persons in or arising from their capacity as such.

D.	SEC Policy on Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BancorpSouth pursuant to the foregoing provisions, BancorpSouth has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.   Exhibits.

Number	Description
4.1	Specimen Common Stock Certificate (1)
4.2	Rights Agreements, dated as of April 24, 1991, including as Exhibit A the forms of Rights Certificate and Election to Purchase and as Exhibit B the Summary of Rights to Purchase Common Shares (2)
4.3	First Amendment to Rights Agreement, dated as of March 28, 2001 (3)
5	Opinion of Riley, Caldwell, Cork & Alvis, P.A.
23.1	Consent of KPMG LLP
23.2	Consent of Riley, Caldwell, Cork & Alvis, P.A. (included in opinion filed as Exhibit 5)
24.1	Power of Attorney (included on page II-5 hereof)
99.1	Premier Bancorp, Inc. 1998 Stock Option Plan
99.2	Premier Bancorp, Inc. 1998 Outside Director Stock Option Plan
99.3	Form of Stock Option Agreement for converted Business Holding Corporation Options (Vesting)
99.4	Form of Stock Option Agreement for converted Business Holding Corporation Options (Non-Vesting)

(1)	Filed as an exhibit to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1994 (file number 0-10826) and incorporated by reference in this Registration Statement.

(2)	Filed as Exhibit 1 to BancorpSouth, Inc.’s Registration Statement on Form 8-A filed on April 24, 1991 (file number 0-10826) and incorporated by reference in this Registration Statement.

(3)	Filed as Exhibit 2 to BancorpSouth, Inc.’s amended Registration Statement on Form 8-A/A filed on March 28, 2001 (file number 1-12991) and incorporated by reference in this Registration Statement.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on December 15, 2004.

BANCORPSOUTH, INC.
By:	/s/ Aubrey B. Patterson
Aubrey B. Patterson
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Aubrey B. Patterson and L. Nash Allen, Jr., his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and any registration statement related to the same offering as this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ AUBREY B. PATTERSON Aubrey B. Patterson	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	December 15, 2004

/s/ L. NASH ALLEN, JR. L. Nash Allen, Jr.	Treasurer and Chief Financial Officer (principal financial and accounting officer)	December 15, 2004

/s/ HASSELL H. FRANKLIN Hassell H. Franklin	Director	December 15, 2004

/s/ W. G. HOLLIMAN, JR. W. G. Holliman, Jr.	Director	December 15, 2004

/s/ JAMES V. KELLEY James V. Kelley	President, Chief Operating Officer, Director	December 15, 2004

/s/ LARRY G. KIRK Larry G. Kirk	Director	December 15, 2004

SIGNATURE	TITLE	DATE
/s/ TURNER O. LASHLEE Turner O. Lashlee	Director	December 15, 2004

/s/ GUY W. MITCHELL, III Guy W. Mitchell, III	Director	December 15, 2004

/s/ R. MADISON MURPHY R. Madison Murphy	Director	December 15, 2004

/s/ ROBERT C. NOLAN Robert C. Nolan	Director	December 15, 2004

/s/ W. CAL PARTEE, JR. W. Cal Partee, Jr.	Director	December 15, 2004

/s/ ALAN W. PERRY Alan W. Perry	Director	December 15, 2004

/s/ TRAVIS E. STAUB Travis E. Staub	Director	December 15, 2004

EXHIBIT INDEX

Number	Description
4.1	Specimen Common Stock Certificate (1)
4.2	Rights Agreements, dated as of April 24, 1991, including as Exhibit A the forms of Rights Certificate and Election to Purchase and as Exhibit B the Summary of Rights to Purchase Common Shares (2)
4.3	First Amendment to Rights Agreement, dated as of March 28, 2001 (3)
5	Opinion of Riley, Caldwell, Cork & Alvis, P.A.
23.1	Consent of KPMG LLP
23.2	Consent of Riley, Caldwell, Cork & Alvis, P.A. (included in opinion filed as Exhibit 5)
24.1	Power of Attorney (included on page II-5 hereof)
99.1	Premier Bancorp, Inc. 1998 Stock Option Plan
99.2	Premier Bancorp, Inc. 1998 Outside Director Stock Option Plan
99.3	Form of Stock Option Agreement for converted Business Holding Corporation Options (Vesting)
99.4	Form of Stock Option Agreement for converted Business Holding Corporation Options (Non-Vesting)

(1)	Filed as an exhibit to BancorpSouth, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1994 (file number 0-10826) and incorporated by reference in this Registration Statement.

(2)	Filed as Exhibit 1 to BancorpSouth, Inc.’s Registration Statement on Form 8-A filed on April 24, 1991 (file number 0-10826) and incorporated by reference in this Registration Statement.

(3)	Filed as Exhibit 2 to BancorpSouth, Inc.’s amended Registration Statement on Form 8-A/A filed on March 28, 2001 (file number 1-12991) and incorporated by reference in this Registration Statement.